UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2007

ROBCOR PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	333-126031	20-3215854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Robcor Properties, Inc.
2005 Eastpark Boulevard
Cranbury, New Jersey 08512-3515
(Address of Principal Executive Offices)

(609) 860-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant.

As a result of the reverse merger transaction by and between Robcor Properties, Inc. (the “Company”) and Redpoint Bio Corporation (“Redpoint”) that was effective on March 12, 2007, the Board of Directors of the Company elected to continue the existing relationship of our wholly-owned subsidiary, Redpoint, with KPMG LLP (“KPMG”), and approved the appointment of KPMG as our independent registered public accounting firm, effective as of May 1, 2007.  Additionally, concurrent with the decision to maintain the relationship with KPMG, the Audit Committee of our Board of Directors approved the dismissal of Malone & Bailey, P.C. (“Malone & Bailey”), as the independent registered public accounting firm of the Company.

No accountant’s report issued by Malone & Bailey on the financial statements for either of the past two (2) fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the abilities of the Company to continue as a going concern.

During our two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through the date of this Current Report on Form 8-K (“Current Report”), there were no disagreements with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during our two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through the date of this Current Report.

We furnished a copy of this disclosure to Malone & Bailey and requested Malone & Bailey to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of this letter is filed as Exhibit 16.1 to this Current Report.

Item  9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Malone & Bailey, P.C., dated May 1, 2007, regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROBCOR PROPERTIES, INC.

Dated: May 4, 2007	By:	/s/ Scott M. Horvitz
Name: Scott M. Horvitz
Title: Chief Financial Officer